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                                                                   EXHIBIT 12
                                    GENERAL ELECTRIC COMPANY
                               RATIO OF EARNINGS TO FIXED CHARGES

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(Dollars in millions)                                          Three months ended
                                                               March 31, 1996
GE except GECS

"Earnings" <F1>                                                           $2,011
Less:  Equity in undistributed earnings
          of General Electric Capital
          Services, Inc. <F2>                                               (424)
Plus:  Interest and other financial
          charges included in expense                                        143
       One-third of rental expense  <F3>                                      44
                                                                          ------
Adjusted "earnings"                                                       $1,774
                                                                          ======
Fixed Charges:
  Interest and other financial charges                                      $143
  Interest capitalized                                                         3
  One-third of rental expense  <F3>                                           44
                                                                          ------
Total fixed charges                                                         $190
                                                                          ======
Ratio of earnings to fixed charges                                          9.34
                                                                          ======
General Electric Company and consolidated affiliates
"Earnings" <F1>                                                           $2,378
Plus:  Interest and other financial
         charges included in expense                                       1,884
       One-third of rental expense <F3>                                       85
                                                                          ------
Adjusted "earnings"                                                       $4,347
                                                                          ======
Fixed Charges:
  Interest and other financial charges                                    $1,884
  Interest capitalized                                                         9
  One-third of rental expense  <F3>                                           85
                                                                          ------
Total fixed charges                                                       $1,978
                                                                          ======
Ratio of earnings to fixed charges                                          2.20
                                                                          ======

<F1>  Earnings before income taxes and minority interest.
<F2>  Earnings after income taxes, net of dividends.
<F3>  Considered to be representative of interest factor in rental expense.

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